Conduent NYSE: CNDT Debt Transaction June 6, 2018 Exhibit 99.1

This presentation contains “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the business process outsourcing industry and our business and financial results. Forward-looking statements often include words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. Our actual results may vary materially from those expressed or implied in our forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by us or on our behalf. Important factors that could cause our actual results to differ materially from those in our forward-looking statements include, but are not limited to: termination rights contained in our government contracts; our ability to renew commercial and government contracts awarded through competitive bidding processes; our ability to recover capital and other investments in connection with our contracts; our ability to attract and retain necessary technical personnel and qualified subcontractors; our ability to deliver on our contractual obligations properly and on time; competitive pressures; our significant indebtedness; changes in interest in outsourced business process services; our ability to obtain adequate pricing for our services and to improve our cost structure; claims of infringement of third-party intellectual property rights; the failure to comply with laws relating to individually identifiable information, and personal health information and laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; breaches of our security systems and service interruptions; our ability to estimate the scope of work or the costs of performance in our contracts; our failure to maintain a satisfactory credit rating; our ability to attract and retain key employees; increases in the cost of telephone and data services or significant interruptions in such services; our failure to develop new service offerings; our ability to receive dividends or other payments from our subsidiaries; changes in tax and other laws and regulations; changes in government regulation and economic, strategic, political and social conditions; changes in U.S. GAAP or other applicable accounting policies; and   other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission.   We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. Any forward-looking statements made by us in this presentation speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.     Cautionary Statements

  Non-GAAP Financial Measures We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods’ results against the corresponding prior periods’ results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Non-GAAP measures are footnoted, where applicable, in each slide. Cautionary Statements

Transaction Summary

Transaction Overview Conduent (the “Company”) is a digital interactions company that manages essential operations for Fortune 500 companies and governments The Company’s portfolio includes industry-focused service growth offerings in markets such as Healthcare and Transportation as well as multi-industry service offerings such as Transaction Processing, Human Resource Solutions, and Payment Services Financial Update As of March 31, 2018, Conduent generated Trailing Twelve Month (TTM) adjusted revenue (1) of $5.7 billion and Adj. EBITDA(1) of $669 million Deleveraged from 3.3x one year ago to 3.1x as of March 31, 2018 Currently in the process of divesting non-core assets with ~$1.0 billion in annual revenue as part of portfolio strategy Recently announced the sale of three non-core assets: consulting and actuarial segment of human resource services, off-street parking business, and commercial vehicle operations business with annual revenues of ~$390M (2) Targeting to divest an additional ~$500M of revenue from select Customer Care and ~$100M of Public Sector contracts Adjusting for the recently announced divestitures (2), Conduent would have TTM adjusted revenue (3) of ~$5.3 billion and Adj. EBITDA(3) of ~$603M Transaction Overview The Company is seeking to make the following changes to its existing credit facilities: Amendment to permit application of proceeds from divestitures of non-core assets to any of its existing indebtedness rather than to TLA/TLB as currently required by the credit agreement Reprice RC/TLA/TLB, extend maturity of RC/TLA by 12 months, modify TLA amortization New amortization schedule commencing March 31, 2019, 5% / 5% / 10% / 10%, per annum (currently 0% / 7.5% / 7.5% / 10% / 15%) Reduce coupon on the RC and TLA to L + 175 bps (down from L + 225 bps) and on the TLB to L + [ ] bps (from L + 300 bps) The Company intends to apply proceeds from the divestitures to prepay debt, delever and reduce interest expense Dependent on the ultimate use of proceeds, the transaction would result in TTM interest savings of $32 - $51 million, with gross leverage reduction of 0.3x - 0.4x to 2.7x - 2.8x Lender commitments / consents are due June 20th at 12:00pm ET Closing is expected in late June TTM adjusted revenue and adjusted EBITDA are non-GAAP financial measures. See appendix for non-GAAP reconciliation. Does not reflect announced 2018 divestitures These divestitures remain subject to certain closing conditions and government regulatory approvals TTM adjusted revenue and adjusted EBITDA are non-GAAP financial measures. See appendix for non-GAAP reconciliation.

Adjusted Cash in a non-GAAP measure. Refer to appendix for non-GAAP reconciliation TTM Adj. EBITDA reflects the estimated impact from the adoption of the 606 accounting standard, had it been applicable in FY 2017 and revenue and (income) loss from 2017 divestitures. Refer to appendix for non-GAAP reconciliation Reflects benefit from removal of ~$30M of targeted stranded overhead expense Calculated after deducting deferred financing costs from total debt These divestitures remain subject to certain closing conditions and government regulatory approvals Illustrative Capitalization (3) Note: Conduent intends to reprice and amend certain terms in its existing Credit Agreement.  In addition, Conduent is currently planning to use the proceeds from divestitures (5) to repay outstanding debt in order to lower interest expense and lower leverage.

Summary Terms

CONDUENT

Borrower:	**Conduent Business Services, LLC**	
Facilities:	$750 million Senior Secured Revolving Credit Facility ("RCF") $728 million Senior Secured Term Loan A ("TLA"), $314M denominated in EUR $840 million Senior Secured Term Loan B ("TLB")	
Guarantors:	Same as existing	
Security:	Same as existing	
Ratings:	Corporate: Facility:	Ba3 / BB / BB (Same as existing) Ba2 / BB+ / BB+ (Same as existing)
Maturity:	RCF/TLA: TLB:	December 7, 2022 (1-year extension) December 7, 2023 (same as existing)
Indicative Margin:	RCF/TLA: TLB:	L/E + 175 bps (reduction from existing margin of L + 225 bps), with leverage based pricing grid L + [ ] bps (reduction from existing margin of L + 300 bps)
LIBOR Floor:	0.00% (same as existing)	
OID / Extension Fee:	RCF/TLA: TLB:	10 bps extension fee par
Commitment Fee:	RCF:	37.5 bps p.a., with leverage based pricing grid
Amortization:	TLA: TLB:	Commencing 3/31/19, 5% / 5% / 10% / 10% per annum (modified from 0% / 7.5% / 7.5% / 10% / 15%), with remaining at maturity 1% per annum, paid quarterly, with remainder due at maturity (same as existing)
Call Protection:	RCF/TLA: TLB:	None Refresh 101 "soft" call protection for 6 months
Mandatory Prepayments:	Same as existing other than as modified by the amendment	
Negative Covenants:	Same as existing	
Financial Covenant:	Maximum Total Net Leverage Ratio of 4.25x through December 31, 2018; stepping down to 3.75x thereafter (same as existing)	
Amendment Request:	See Amendment Summary slide	

7

Amendment Summary In addition to the repricing of the Facilities and extension of the Revolver and Term Loan A outlined in the Summary Terms, Conduent (the “Company”) is seeking to make the following amendments to its existing credit agreement: Refresh “free and clear” basket in the Incremental Facilities to the original $300M from $200M currently remaining Add ability to incur incremental Term Loan A Facilities under the “free and clear” basket with a maturity date no shorter than the existing Term Loan A. Previously, maturity of all incremental facilities was required to be longer than the Term Loan B Consistent with previously announced Conduent plan to divest non-core assets, add a Specified Disposition basket to permit net cash proceeds from the sale of certain non-core assets to be used to repay any indebtedness of the Borrower rather than be subject to mandatory prepayment provisions in the credit agreement, provided that Total Net Leverage Ratio (excluding net cash proceeds from Specified Dispositions) is no worse than immediately prior to the applicable Specified Disposition and net cash proceeds are applied within 3 months after receipt Identified non-core assets are: Commercial Vehicle Operations Business (signed) (1) Consulting and Actuarial Segment of the Human Resource Services Business (signed) (1) Off-Street Parking Business (signed) (1) Plus up to $175M of gross cash proceeds from the sale of additional non-core assets executed within 12 months of the Amendment Effectiveness Date The signed agreement remains subject to certain closing conditions and government regulatory approvals

Appendix

Non-GAAP Financial Measures Non-GAAP Financial Measures We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods’ results against the corresponding prior periods’ results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures. A reconciliation of the following non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP are provided below. These reconciliations also include the income tax effects for our non-GAAP performance measures in total, to the extent applicable. The income tax effects are calculated under the same accounting principles as applied to our reported pre-tax performance measures under ASC 740, which employs an annual effective tax rate method. The noted income tax effect for our non-GAAP performance measures is effectively the difference in income taxes for reported and adjusted pre-tax income calculated under the annual effective tax rate method including an adjustment for estimated Base Erosion and Anti-Abuse Tax (BEAT). The tax effect of the non-GAAP adjustments was calculated based upon evaluation of the statutory tax treatment and the applicable statutory tax rate in the jurisdictions in which such charges were incurred. Adjusted Revenue We make adjustments to Revenue for the following items (as defined above), for the purpose of calculating Adjusted Revenue Amortization of acquired intangible assets. The amortization of intangible assets is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry from period to period. Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our strategic transformation program. Separation costs. Separation costs are expenses incurred in connection with the separation from Xerox Corporation into a separate, independent, publicly traded company. These costs primarily relate to third-party investment banking, accounting, legal, consulting and other similar types of services related to the separation transaction as well as costs associated with the operational separation of the two companies. Interest expense. Interest expense includes interest on long-term debt and amortization of debt issuance costs. Other (income) expenses, net. Other (income) expenses, net includes currency (gains) losses, net, litigation matters and all other (income) expenses, net. NY Medicaid Management Information System (NY MMIS). Costs associated with the company not fully completing the State of New York Health Enterprise platform project. HE charge. Litigation costs (recoveries), net (Gain) loss on divestitures and transaction costs. ASC 606 adjustment. (Revenue) / (Income) loss from divestitures. We provide our investors with adjusted revenue, as supplemental information, because we believe it offers added insight, by itself and for comparability between periods, by adjusting for certain non-cash items as well as certain other identified items which we do not believe are indicative of our ongoing business, and may also provide added insight on trends in our ongoing business.

Non-GAAP Financial Measures Consolidated TTM Adjusted EBITDA We use TTM Adjusted EBITDA as an additional way of assessing certain aspects of our operations that, when viewed with the U.S. GAAP results and the accompanying reconciliations to corresponding U.S. GAAP financial measures, provide a more complete understanding of our on-going business. We also use TTM Adjusted EBITDA to provide additional information that is useful to understand the financial covenants contained in the Company’s credit facility and indenture. TTM Adjusted EBITDA represents Income (loss) before Interest, Income Taxes, Depreciation and Amortization adjusted for the following items (which are defined above). Restructuring and related costs. Separation costs. Other (income) expenses, net. NY MMIS / NY MMIS Depreciation. Costs associated with the company not fully completing the State of New York Health Enterprise platform project. HE charge. (Gain) loss on divestitures and transaction costs. Litigation costs (recoveries), net. ASC 606 adjustment. (Revenue) / (Income) loss from divestitures. TTM Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performance. Management cautions that amounts presented in accordance with Conduent’s definition of TTM Adjusted EBITDA may not be comparable to similar measures disclosed by other companies because not all companies calculate TTM Adjusted EBITDA in the same manner. Adjusted Cash Adjusted cash is defined as cash and cash equivalents less cash from terminated deferred compensation to be paid to plan participants.

Non-GAAP Reconciliation: Adj. Revenue Adjusted for the impact from 606 accounting standard change and revenue and (income) loss from divestitures. Adjusted for 606 and Divestitures(1) Adjusted for 606 and Divestitures(1) (in millions) Q1 2018 Q1 2018 FY 2017 FY 2017 Q4 2017 Q4 2017 Q3 2017 Q3 2017 Q2 2017 Q2 2017 Q1 2017 Q1 2017 GAAP Revenue From Continuing Operations $ 1,420 $ 6,022 $ 1,493 $ 1,480 $ 1,496 $ 1,553 ASC 606 adjustment — (166) (41) (39) (40) (46) Less revenue from divestitures — (59) — (14) (22) (23) Adjusted Revenue From Continuing Operations 1,420 5,797 1,452 1,427 1,434 1,484 Pre-tax Income (Loss) From Continuing Operations (54) (16) 4 13 (11) (22) ASC 606 adjustment — (11) (3) (2) (3) (3) Less pre-tax (income) loss from divestitures — (7) — (2) (2) (3) Adjusted Pre-Tax Income (Loss) (54) (34) 1 9 (16) (28) Adjusted Operating Margin (3.8)% (0.6)% 0.1% 0.6% (1.1)% (1.9)% Adjusted Revenue $ 1,420 $ 5,797 $ 1,452 $ 1,427 $ 1,434 $ 1,484

Non-GAAP Reconciliation: TTM Adjusted EBITDA Adjusted for the estimated impact from the adoption of the 606 accounting standard, had it been applicable in FY 2017 and revenue and (income) loss from divestitures. Certain reclassifications have been made to prior year information to conform to current year presentation. EBITDA adjustment includes benefit associated with removal of corporate overhead

Non-GAAP Reconciliation: Adjusted Cash (in millions) As of March 31, 2018 As of March 31, 2018 As of December 31, 2017 As of December 31, 2017 Cash and cash equivalents $ 553 $ 658 Deferred compensation payments and adjustments 7 17 Deferred compensation payable (99) (116) Adjusted cash and cash equivalents $ 461 $ 559